Pure Steel Custom Cycles, Inc.
           4010 Grand Avenue Suite 16
             Phoenix, Arizona 85019

The Company is hereby offering $2,000,000 of Series
"A" Convertible Preferred Stock to accredited
investors only.   All prospective investors will be
required to complete an Accredited Investor
Questionnaire and a Subscription Agreement
containing representations which will be relied
upon by the Company in determining the
qualifications of a prospective investor to
participate in this offering. The Accredited
Investor Questionnaire and Subscription
Agreement are included herein as Exhibits A and B
respectively.   The enclosed materials are designed
to provide information concerning the Company to those persons who are qualified to purchase
Preferred Stock. Prospective investors are encouraged to review the materials carefully and in their entirety. Prospective investors are also encouraged to ask questions of, and receive any additional information requested, from authorized representatives of the Company, who will make themselves available for this purpose.

                    December 7, 1999




                     The Offering

The Company is offering, to accredited investors
only, up to an aggregate of $2,000,000 of Series
"A" Convertible Preferred Stock. The price per
share is $10.00 with a minimum denomination of
$50,000. Each share will carry a cumulative
preferred dividend to ten percent (1O%) per annum
to be paid in common stock. Each share of preferred
stock will be convertible into eight shares of
Common Stock and two warrants to purchase two
shares of common stock at $2.50 per share.   The
Preferred Stock will be offered for a period of ninety (90) days from the date of these Disclosure
Documents, subject to extension by the Company.
Conversion will be voluntary at any time; however, the Company can compel conversion at any time, and conversion will be mandatory at the time of any registered public offering by the Company. A description of the length, preferences and limitations of the Preferred Stock is included herein as Exhibit C, and prospective investors should review the terms and conditions of the Stock carefully before subscribing.

                   Use of Proceeds

The Company will use the proceeds from the sale of the Preferred Stock for general working capital purposes, as described in Plan of Operations.

           The Company and Its Business

PURE STEEL is EPA approved and has high quality
distributors throughout the United States. Dealers
within the Easy Rider franchise network and
independently owned Harley-Davidson shops have made
PURE STEEL available in all major markets in the
country. Increased production will improve
relationships with customers and distributors who
have many requests for the PURE STEEL hand-made
motorcycle.   The Company has developed seven (7)
different models that are comparable, if not superior to any other motorcycles manufactured in the V-twin after market. Pure Steel's motorcycles feature Daytec frames that are powder coated to match custom paint with a 3 5' rake and stretched
Daytec oil bags. All fenders, tanks and dashes are high quality steel. All motors are 96" S & S, reworked and balanced at Pure Steel and are topped off with Pure Steel's own "Stage 4" race heads.
Transmissions feature Jims close ratio gears with Delkron cases and chrome inner and outer primaries.

Current Models:

Scimila    This bike offers sleek styling and
comfortable high performance handling. The rear turn signals are hidden in the tail light assembly, leaving the fender struts clean.



Dagger   This bike is handcrafted for superior fit
and finish with the contour rear fender, side mounted license plate and a unique ta light assembly.

Saber    This is Pure Steel's cruiser. It features
a low, powerful stance and Pure Steel's trademark powertrain. This bike uses IS" Arlen Ness wheels and Ness billet hubs laced with either straight of diamond cut spokes.

Classic   This features a nostalgic 7" tri-bar
headlight, fat handlebars, and lace wheels. It also showcases tightly contoured fenders, the taillight frenched in and floating rotors.

Stiletto      This bike is the latest rage in
rigids. The struts are hidden in the fender and the bike stands tall with ape hangers, or low and lean with optional drag bars.

El Diablo       This bike starts with a frame
constructed with 1 112." steel tubing and stretched
1 3/4" down as well as 2" in the back with a 38' rake. It features a 105" motor with a DeMon case with Patrick billet cylinders and heads. The Pure
Steel facility is currently 15,000 square feet and has the capacity to produce 500 motorcycle units annually. At this time Pure Steel's facility consist of a motor room, machine shop, parts department, polishing room, three assembly rooms, administrative offices, conference room, upper level storage bays and additional 5,000 square feet that is currently used for Pure Steel show trailers and trucks. At the present time, between the current dealers and prospective dealers, Pure Steel has received 400 letters of intent to build 400
Pure Steel motorcycle units in fiscal 2000.

          Description of Capital Stock

The Company is authorized to issue 25,000,000 shares of common stock, and 300,000 shares of Preferred stock

Common Stock     Holders of common stock are
entitled to receive ratably dividends, if any, as they are declared by the Board of Directors out of legally available funds, subject to the preferences of any outstanding preferred stock. Holders of common stock are not entitled to any preemptive rights. In the event of liquidation of the Company, holders of common stock are entitled to share ratably in the net assets remaining after payment in full of all of the Company's liabilities, including satisfaction of the liquidation preferences of any Preferred Stock that may be outstanding. The rights, privileges and preferences of holders of common stock may become subject to those of any Preferred Stock that the Company may issue in the future.

All outstanding common stock is fully paid and nonassessable. As of December 7, 1999, there are 5,300,000 shares of common stock issued and outstanding. Mr. Oscar Coca and Mr. Danny Elzy, the
Company's founders and officers, currently hold
2,650,000 shares each respectively of common stock and therefore can control the affairs of the Company. Holders of common stock are entitled to one vote for each share of common stock held of record on afl matters submitted to a vote of shareholders, including the election of directors.

Preferred Stock   The Board of Directors may,
without further action by the shareholders, authorize the issuance of preferred stock in one or more series and determine the number of shares, designations, dividend rights, conversion rights, redemption rights, voting rights, liquidation preferences and other terms of any such series. The rights, preferences and limitations of the Preferred Stock are described in the attached
Exhibit "C".

The ability of the Board of Directors to issue
classes of common   -and/or preferred stock, while
providing desired flexibility in connection with possible acquisitions, financings and other corporate purposes, could have the effect of delaying, deterring or preventing a change in control of the Company that is not supported by the Board of Directors. At this time, there are no shares of Preferred Stock outstanding. The Company has the right to issue Preferred Stock and/or additional Common Stock both of which may significantly dilute the ownership interests current and future shareholders.

                Management
The directors and executive officers of the Company are as follows:

Name              Age        Position
Oscar Coca        40      President, Director
Daniel Elzy       40   Vice President, Director
Mary A. Hidalgo   29     Corporate Secretary



Oscar Coca a co-founder of Pure Steel Enterprises.
Inc. has been with the Company for the last five years. Mr. Coca emphasis of study at the University of Arizona was in the area of chemical engineering.
This background of precision engineering along with a lifelong exposure in the fine arts is the driving force behind the function, form and beauty of the finished motorcycle.

Danny Elzy also a co-founder of Pure Steel
Enterprises, Inc. has also been with the Company for the last five years. Mr Elzy is a graduate of the American Motorcycle Institute. This background contributes to the excellence in detail for the manufacturing of Pure Steel Motorcycles.

Mary A. Hidalgo has been employed by Pure Steel since its inception. She serves as corporate
Secretary and treasurer in charge of accounts payable, account receivable, payroll and all of the accounting and office functions.

                Plan of Operation

At this time, the Company has sufficient cash on hand to meet its immediate obligations. In anticipation of additional capital requirements, the Company is undertaking the Offering described herein. The proceeds from the offering will be used to fund operations and growth; to finance general and administrative expenses; to lease equipment; to expand production and marketing and for working capital and general corporate purposes. The Company anticipates that such new funding will provide sufficient capital for long-term operations until positive cash flow can be achieved from operations.

The Company has received between the current
dealers and prospective dealers, 400 letters of
intent to build 400 Pure Steel motorcycle units.
The Pure Steel facility is currently 15,000 square
feet and has the capacity to produce 500 motorcycle
units annually. At this time Pure Steel's facility
consist of a motor room machine shop, parts
department, polishing room three assembly rooms,
administrative offices, conference room, upper
level storage bays and additional 5,000 square feet
that is currently used for Pure Steel show trailers
and trucks.     Pure Steel's plant is ample to
produce 500 custom cycles per year. If fully utilized for 500 units, this would result in approximately $15,000,000 is gross revenue to the company. No assurances can be given, of course, that these revenues will be achieved. The Company currently employs 13 technicians and assemblers.

The Company has entered into various strategic alliances with vendors and suppliers for a steady supply of parts and inventory items necessary to facilitate smooth production.



                Risk Factors

The purchase of the Preferred Stock involves a high
degree of risk and is suitable only for persons
able to sustain the loss of their entire
investment.   Prospective investors should consider
the following factors, among others, in evaluating the Company and its business before making a decision concerning purchase of the preferred stock.


Early Stage of Market Development
The Company is offering a relatively new product to
the market and considers itself to be in a
relatively early stage of market development and
penetration.   There is a risk that the market will
accept the product more slowly than anticipated or
that the product may not win acceptance at all.
No independent organization has conducted market
research so that management might have independent
assurance from which to estimate the potential
demand for the Company's product.   Although the
Company employs or retains skilled persons there
can be no assurance that management's marketing
plan will prove successful.   The Company does not
have a research and development department that is comparable in resources to many of those who could or may enter this particular market.

No Assurance of Profitability
The Company was profitable through the fiscal year
ended March 31, 1999, and had an accumulated profit
at December 31, 1999 of $22,361.   Although
management expects to achieve additional profitable
operations in the future, there can be no assurance
that the Company can continue to be operated in a
profitable manner.   Profitability depends on many
factors, including the success of the Company's
marketing program, the maintenance or reduction of
expense levels and the success of the Company's
business activities.   Management may realize
benefits from the payment of salaries' and expenses regardless of the profitability of the Company.

Lack of Diversification
The Company does not intend to invest at this time
in any other assets or businesses other than what
is described herein.   Therefore, the Company will
be subject to the risks associated with lack of diversification.

Competition
The Company knows of no other manufacturers
potentially suited to the market targeted by the
Company.   There is a possibility of competition
unknown to the Company and a risk that as the market for the Company's product develops, one of several well-financed companies currently offering similar products may enter the market as a significant competitor.


Restrictions on Transferability
There is presently no established public trading market for the Company's common stock or preferred stock. There can be no assurance that an active trading market will be developed or maintained. The securities may be illiquid and funds may not be available to the investors in emergency situations.
In addition, restrictions on the transferability of the common and preferred stock will be imposed by applicable federal and state securities laws.

             Financial Statements

Attached hereto are the audited balance sheets and income statements of the Company as of March 31, 1999 and March 31, 1998, accompanied by letter from Sapp & Sapp P.C., Certified Public Accountant, dated June 22, 1999.



Stanley M. Sapp CPA               SAPP & SAPP, P.C.
Cindy M. Sapp CPA
Certified Public Accountants
3233 West Peoria Avenue - Suite 105
Phoenix, Arizona 85029

              Independent Auditors' Report

To the Board of Directors
Pure Steel Custom Cycles, Inc.

We have audited the accompanying balance sheet of Pure Steel Custom Cycles, Inc. as of March 31,
1999, and the related statements of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

Except as explained in the following paragraph, we conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

We did not observe the taking of the physical
inventory as of March 31, 1998, since that date was
prior to our appointment as auditors for the
Company, and we were unable to satisfy ourselves
regarding inventory quantities by means of other
auditing procedures.   Inventory amounts as of
March 31, 1998 enter into the determination of net income and cash flows for the year ended March 31, 1999.

Because of the matter discussed in the preceding
paragraph, the scope of our work was not sufficient
to enable us to express, and we do not express, an
opinion on the results of operations and cash flows
for the year ended March 31, 1999. In our opinion,
the balance sheet of Pure Steel Custom Cycles, Inc.
as of March 31, 1999 presents fairly, in all
material respects, the financial position of Pure
Steel Custom Cycles, Inc. as of March 31, 1999, in
conformity with generally accepted accounting
principles.    The accompanying 1998 and 1997
financial statements of Pure Steel Custom Cycles,
Inc. were compiled by us in accordance with Statements on Standards for Accounting and Review
Services issued by the American Institute of Certified Public Accountants. A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the 1998 and 1997 financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

/s/Sapp & Sapp, P.C.
June 22, 1999

Tel(602) 504-3900
Fax(602) 504-6110

     PURE STEEL CUSTOM CYCLES, INC.
             BALANCE SHEETS
         March 31, 1999 and 1998

                                         1999           1998
                                       --------     -----------
                       ASSETS
CURRENT ASSETS:
Cash                                    $   611	    $    2,514
Accounts receivable, less allowance
 for doubtful accounts of $0 and
 $34,100 at March 31, 2001 and 2000,
 respectively                            86,038        115,990
Inventory                               406,333        142,320
Other current assets                     17,865              -
                                       --------       --------
     Total current assets               510,847        260,854
                                       --------       --------
PROPERTY AND EQUIPMENT, net             111,889         63,016
                                       --------       --------
	                                 $622,736       $323,870

    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
 Current portion of notes payable
     (Note 4)                          $ 22,777       $  9,702
 Accounts payable-trade                  59,302         17,929
 Accrued payroll and related taxes        8,602          4,548
 Income taxes payable                     1,300              -
 Customer deposits                       49,000          9,000
                                       --------       --------
     Total current liabilities          140,981         32,179
                                       --------       --------
  Notes payable, less current portion
    (Note 4)                             60,782         23,431
  Advances from stockholders (Note 5)   315,312        186,622
  Deferred income taxes                   3,300              -
                                       --------       --------
                                        379,394        210,053
                                       --------       --------

		Liabilities and Stockholders' Equity
  Common stock; $1 par value
      Authorized 1,000,000 shares
      Issued and outstanding
      3,000 shares                       3,000           3,000
    Additional paid in capital          77,000          77,000
   Retained earnings                    22,361           1,638
                                      --------        --------
                                       102,361          81,638
                                      --------        --------
                                      $622,736        $323,870
                                      ========        ========

See Accompanying Notes to the Financial Statements.



PURE STEEL CUSTOM CYCLES, INC.
Statements of Income and Retained Earnings
Years Ended March 31, 1999, 1998 and 1997

                                                          1998                   1997
                                               1999    (Unaudited            (Unaudited)
Sales                                      $ 1,139,549  $   661,004          $  399,650
Cost of goods sold                             771,534      539,192             285,549
                                           -----------  -----------          ----------
Gross profit                                   368,015      121,812             114,101
                                           -----------  -----------          ----------
Selling, general and administrative            324,286      108,461              71,816
Interest                                         2,446        2,359               1,137
Depreciation                                    15,960       10,646              10,700
                                           -----------  -----------          ----------
                                               324,286      108,461              71,816
                                           -----------  -----------          ----------
Income before provision for income taxes        25,323          346              30,448
                                           -----------  -----------          ----------
Provision for income taxes
  Current                                        1,300            -                   -
  Deferred                                       3,300
                                           -----------  -----------          ----------
                                                 4,600            -                   -

  Net income                                    20,723          346              30,448

Retained earnings, beginning of year             1,638        1,292             (29,156)
                                           -----------  -----------          ----------
Retained earnings, end of year             $    22,361  $     1,638          $    1,292
                                           ===========  ===========          ==========

The accompanying notes are an integral
   part of these financial statements.



PURE STEEL CUSTOM CYCLES, INC.
Statements of Cash Flows
Years Ended March 31, 1999, 1998 and 1997

                                                           1998                1997
                                            1999        (Unaudited)         (Unaudited)
                                           ------       -----------         -----------
Cash Flows From Operating Activities
Cash received from customers           $ 1,218,501       $ 545,015          $   399,650
Cash paid for other goods and services  (1,271,666)       (632,404)            (382,141)
 Cash paid to employees                    (60,575)        (17,595)              (6,902)
 Interest paid                              (2,446)         (2,359)              (1,137)
                                       -----------      ----------          -----------
  Net cash provided (used) by
   operating activities                   (116,186)       (107,343)               9,470
                                       -----------      ----------          -----------
Cash Flows From Investing Activities
   Property and equipment purchases        (64,833)        (24,985)              (2,059)
                                       -----------      ----------          -----------
Cash Flows From Financing Activities
   Advances from stockholders              128,690         136,405                    -
   Proceeds from notes payable              74,876               -                    -
   Repayment of notes payable              (24,450)         (8,568)              (8,432)
                                       -----------      ----------          -----------
  Net cash provided (used) by
   financing activities                    179,116         127,837               (8,432)
                                       -----------      ----------          -----------
Net increase (decrease)
   in cash and cash equivalents             (1,903)         (4,491)              (1,021)

Cash and cash equivalents,
   beginning of year                         2,514           7,005                8,026
                                       -----------      ----------          -----------
Cash and cash equivalents, end of year    $    611       $   2,514          $     7,005
                                       ===========      ==========          ===========

Reconciliation of Net Income to Net
Cash Provided (Used) by Operating Activities
  Net income                                20,723             346               30,448
  Adjustments to reconcile net income
   to net cash provided (used)
   by operating activities
  Depreciation                             15,960          10,646               10,700
  Deferred income taxes                     3,300               -                    -
  Decrease (increase)
   in accounts receivable-trade            29,952        (115,989)
 (Increase) in inventory                 (263,983)        (24,425)             (32,076)
 (Increase) in prepaid expenses           (17,865)              -                    -
  Increase in accounts payable-trade       41,373          17,929                    -
  Increase in accrued payroll and relate    4,054           4,150                  398
  Increase in customer deposits            49,000               -                    -
  Increase in income taxes payable          1,300               -                    -
                                        ---------       ---------          -----------
  Total adjustments                      (136,909)       (107,689)             (20,978)
Net cash provided (used)
  by operating activities               $(116,186)      $(107,343)         $     9,470
                                        =========       =========          ===========

The accompanying notes are an integral
part of these financial statements.

PURE STEEL CUSTOM CYCLES, INC.
Notes to Financial Statements
March 31,1999,1998 and 1997

Note I   Summary of Significant Accounting Policies

Operations
Purchase Steel Custom Cycles, Inc. ("Company") wad
incorporated on March 10, 1995, in the State of
Arizona, and operations consist of the manufacture
and sale of custom motorcycles and motorcycle
repair.   Sales and related cost of sales are
recorded upon product shipment.

The Company operates out of manufacturing facilities in Phoenix, Arizona. Sales are made to various retailers located throughout the United
States.

Inventory
Inventories are stated at the lower of cost or
market.   Cost is determined by the weighted
average cost method.

Property and Equipment
Property and equipment are stated at cost.   The
cost of assets retired, together with related
accumulated depreciation, are eliminated from the
accounts in the year of disposition.   Gains and
losses from sales are include in the statement of income.

Maintenance and repairs are charged to operating
expense as incurred.   The cost of renewals and
betterments which materially extend the useful lives of the assets or increase their productivity are capitalized.

Depreciation of property and equipment is computed using straight-line method over the estimated useful life of seven years for machinery, equipment, furniture and fixtures, and five years for vehicles.

Deferred Income Taxes
Deferred income taxes arise due to timing differences in using accelerated depreciation methods for income tax reporting and the straight-line method for financial statement reporting.

Concentrations of Risk
Financial instruments that potentially subject the
Company to concentrations of risk consist
principally of accounts receivable-trade.   The
company's ability to collect accounts receivable-trade is affected by the large number of customers and their geographic diversity.




PURE STEEL CUSTOM CYCLES, INC.
Notes to Financial Statements
March 31,1999,1998 and 1997

Note 1   Summary of Significant Accounting,
Policies (Continued)

Supplemental Disclosure of Cash Flow Information
All short-term investments with an original
maturity of three months or less are considered to
be cash equivalents.   Income taxes have not been
paid for each of the three years ended March 31, 1999.

Advertising Costs
Advertising costs are expensed as incurred.
Advertising costs were $112,763, $19,487 and $15,590 for the years ended March 31, 1999, 1998 and 1997 respectively.

Management Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2 - Inventories     Components of inventories
at March 31, 1999 and 1998 consist of the
following:
                                        1998
                            1999     (Unaudited)
                            ----     ----------
Raw materials            $ 277,162    $  72,348
Finished goods             129,171       70,002
                         ---------    ---------
                         $ 406,333    $ 142,350
                         =========    =========

Note 3 - Property and Equipment

Property and equipment at March 31, 1999 and 1998
consist of the following:
                                        1998
                             1999   (Unaudited)
Machinery and equipment    88,505    $ 77,526
Vehicles                   50,726           -
Furniture and fixtures      7,943       4,815
                         --------   ---------
                          147,174      82,341
Accumulated depreciation  (35,285)    (19,325)
                         --------   ---------
                         $111,889   $  63,016
                         ========   =========




PURE STEEL CUSTOM CYCLES, INC.
Notes to Financial Statements
March 31, 1999, 1998 and 1997

Note 4. Notes Payable

Notes payable consists of the following at March
31, 1999 and 1998:

                                                                       1998
                                                             1999    (Unaudited)
12.5% note payable to an equipment supplier,
payable in equal monthly installments of principal
and interest of $1,108 through March 2001, secured
by equipment purchased                                    $ 24,285    $ 33,133

10% note payable to a financial corporation,
payable in equal monthly installments of principal and
interest of $1,078 through December 2003, secured
by vehicle purchased                                        48,558           -

10.25% bank note, payable in equal
monthly installments of principal and interest
of $358 through February 2002, secured by
equipment purchased                                         10,716           -
                                                         ---------    --------
                                                            83,559      33,133
Less current portion                                       (22,777)     (9,702)
                                                         ---------    --------
                                                         $  60,782     $23,431
                                                         =========    ========

Principal maturities for notes payable are as follows:
  2000            $ 22,777
  2001              26,330
  2002              13,953
  2003              11,377
  2004               9,122
Thereafter               -
                  --------
                  $ 83,559
                  ========

Note 5 - Advances from Stockholders

Advances from stockholders represent cash payments
received from the two stockholders arising in the
normal course of business. The advances do not
bear interest and are to be repaid as cash flow
allows.   Since repayment is not anticipated to
occur in the subsequent fiscal year, these advances are classified as long-term liabilities.
The stockholders have provided management and manufacturing service to the Company without compensation for the three years ended March 31, 1999.



PURE STEEL CUSTOM CYCLES, INC.
Notes to Financial Statements
March 31, 1999, 1998 and 1997

Note 6 - Deferred Taxes

Deferred taxes consist of the following at March
31, 1999 and 1998:

                                                                             1998
                                                      1999                (Unaudited)
Deferred Tax Liabilities
Depreciation                                       $   3,300                $     -

Note 7 - Operating lease

The Company leases its office and shop space under an operating lease expiring in October 2001.
Minimum future annual rental payments under this operating lease are as follows: 2000 - $66,970;
2001 - $40,544.

Rental expense under this operating lease was $24,553, $11,530 and $10,831 for 1999, 1998, and
1997 respectively.


EXHIBIT "A"

INFORMATION REQUIRED OF ACCREDITED INVESTORS
[All Information Will Be Treated Confidentially -
See Item (7)]

1. Name
   Address
   City                    State            Zip

Social Security Number or Taxpayer Identification
Number

2. If the prospective purchaser is a natural person, please answer each of the following questions (a) and (b):

 (a)  Is your individual not worth, or joint not
worth with your spouse, at the time of
purchase of the Shares greater than $1,000,000?
(You may include your home, its furnishings and
your personal automobile(s).)
Yes                           No

(b)  Has your individual net income for each of the
last two years been in excess of $200,000 or has
your joint income with your spouse in each of those
years been in  excess of $300,000- and do you
reasonably expect that your individual income for
the current year will exceed $200,000 or that your
joint income with your spouse for the current year
will exceed $300,000?
Yes                            No

3.    If the answer to both questions (2) (a) and
(2) (b) is "Yes," a copy of either (i) your most
recent signed financial statement dated within 90
days of the date hereof, or (ii) your individual or
joint federal tax return (Form 1040, pages I and 2
through signature (s), but without attachments),
for the two years most recently filed, must be
submitted to the Company with this accredited
investor questionnaire. If the answer to question
(2)(a) is "Yes" and to question (2) (b) is "No,"
then only the financial statement need be
submitted.   If the answer to question (2) (a) is
"No" and to question (2) (b) is "Yes," then only the tax return need be submitted.

4.   If the Prospective purchaser is not a natural
person, please answer each of the following
questions (a) and (b):
   (a)   If the prospective purchaser is a general
partnership, limited partnership, corporation,
joint venture, trust, business trust, cooperative
association, or joint stock company, has each of
its equity owners completed a separate accredited
investor questionnaire?
Yes                           No

(b)   Is the prospective purchaser:
       (i)   A national?
Yes                           No

(ii)  A bank organized under the laws of any state,
territory or the District of Columbia and subject
to supervision by any state or territorial banking
commission or similar official?
Yes                           No

(iii)   A savings and loan association, building
and loan association, cooperative bank, homestead
association, or similar institution supervised and
examined by any state or federal authority?
Yes                           No


(iv)   A broker or dealer registered pursuant to
section 15 of the Securities Exchange Act of 1934
("1934 Act")?
Yes                           No

(v)   An insurance company whose primary and
predominant business activity is the writing of
insurance or the reinsuring of risks underwritten
by insurance companies, and subject to supervision
by the insurance commissioner or a similar official
or agency of a state or territory or the District
of Columbia?
Yes                           No

(vi)   An investment company registered under the
Investment Company Act of 1940 ("1940 Act")
Yes                           No

(vii)   A business development company ("BDC")
which (1) is a closed-end company organized under
the laws of and having its principal place of
business in any state or states; (2) is operated
for the purpose of making investments in securities
described in sections 55(a)(1)-(3) of the 1940 Act;
(3) makes available significant managerial
assistance with respect to at least those issuers
of such securities who the BDC teats as satisfying
the 70 per centum of the value of its total assets
condition of Section 55 of the 1940 Act; and (4)
has elected pursuant to Section 54(a) of the 1940
Act to be subject to the provisions of Sections 55
through 65 of the 1940 Act?
Yes                           No

(viii)   A Small Business Investment Company
("SBIC") licensed by the U.S. Small Business
Administration ("SBA") under either Section 301(c)
or Section 301(d) of the Small Business Investment
Act of 1958?
Yes                           No

(ix)  A plan established and maintained by a state,
its political subdivisions, or any agency or
instrumentality of a state or its political
subdivisions for the benefit of its employees, with
total assets in excess of $5,000,000?
Yes                           No

(x)    An employee benefit plan ("EBP") within the
meaning of the Employee Retirement Income Security
Act of 1974 ("ERISA!'), so long as (1) the decision
to make this investment is made by a plan fiduciary
(as defined in Section 3(21) of ERISA) which is a
bank, savings and loan association, insurance
company, or registered investment adviser- (2) the
EBP has total assets in excess of $5,000,000; or
(3) if a self-directed EBP, the decision to make
this investment is made by a person who is an
accredited investor (as defined in SEC Rule 501(a)
Yes                            No

(xi)   A private business development company
("PBDC") as defined in Section 202(a)(22) of the
Investment Advisers Act of 1940
Yes                            No

(xii)   (1) An organization described in Section
501 (c)(3) of the Internal Revenue Code ("Code"),
(2) a corporation, (3) a Massachusetts or similar business trust, or (4) a partnership, which, whether (1), (2), (3), or (4), has total assets in excess of $5,000,000 and was not formed for the specific purpose of making this investment.
Note: Generally, Section 501 (c)(3) of the Code includes the following:

"Corporations, and any community chest, fund, or
foundation, organized and operated exclusively for
religious, charitable, scientific, testing for
public safety, literary, or educational purposes,
or to foster national or international amateur
sports competition (but only if no part of its
activities involve the provision of athletic
facilities or equipment), or for the prevention of
cruelty to children or animals, no pan of the net
earnings of which  inures to the benefit of any
private shareholder or individual,  substantial
part of the activities of which is carrying on
propaganda, or otherwise provided in subsection
[501 1 (h) [of the Code]), and which does not
participate in, or intervene in (including the
publishing or distributing of statements), any
political campaign on behalf of (or in opposition
to) any candidate for public office."
Yes                        No

(xiii) A trust (1) with total assets in excess of
$5,000,000, (2) not formed for the specific purpose
of making this investment, and (3) whose purchase
of these securities is directed by a person who
either alone or with a purchaser representative
(as defined in SEC Rule 501(h)) has such knowledge
and experience in financial and business matters
that he is capable of evaluating the merits and
risks of making this investment?
Yes                       No

(5)    If the answer to any of the foregoing
questions (1) through (4) is "Yes," please complete the remainder of this Accredited Investor
Questionnaire, If none of the foregoing questions has been answered affirmatively, the prospective purchaser is not an "accredited investor" and this questionnaire should not be completed.

(6)   If any question (4) (b) (i) through (4) (b)
(xiii) above has been answered affirmatively, additional material must be submitted to the Company with this Accredited Investor Questionnaire to verify the specific status of the appropriate entity.

(7)    This questionnaire and any documents
accompanying it will be held in confidence by the Company, but may be disclosed to agents or officials of the U.S. Securities and Exchange
Commission or any state securities regulatory agency upon their request. In addition, prospective purchasers should be aware that this information may also be produced as evidence in legal proceedings.

I understand that the foregoing information will be
used to determine whether or not I am   an   it
accredited investor" as that term is defined in Rule 501 (a) of SEC Regulation D, a copy of which is attached hereto. Consequently, I hereby certify that the information contained herein and the documents that I have submitted to the Company to verify such information are true, accurate and complete to the best of my knowledge.

           EXECUTION BY ACCREDITED INVESTOR

FOR INDIVIDUALS:                  FOR ENTITIES:

Subscriber (Signature)

 Subscriber (Type or Print Name)
 By
 Type or Print Name

Signature of Representative
Subscriber (Signature)
Type of Print Name a Title or
   Capacity of Representative
Type or Print Name
Date




DEFINITION OF ACCREDITED INVESTOR

Rule 501 (a) of SEC Regulation D provides the
following definition of "Accredited Investor":
"Reg. Section 230.501. As used in Regulation
D......, following terms shall have the meaning
indicated:

 "(a)       Accredited investor.     "Accredited
investor" shall mean any person who comes within
any    of the following categories, or who the
issuer reasonably believes comes within any of the following categories, at the tine of the sale of the securities to that person:
 (l)      Any bank as defined 'in section 3(a)(2)
of the [Securities] Act (of 1933), or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or-dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2 (13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development Company as defined In section 2 (a)(48) of that Act; Small Business Investment company licensed by the U.S. Small Business Administration under section 301 (c) or (d) of the Small Business
Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of the Employee Retirement Income Security
Act of 1974 if the investment decision is made by a plan fiduciary, an defined in section 3 (21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in access of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

"(2)       Any private business development company
as defined in section 202 (a) (22) of the Investment Advisers Act of 1940;

"(3)      Any organization described in Section 501
(c) (3) of the Internal Revenue Code, corporation,
Massachusetts or similar business trust, or partners' , not formed for the IP specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000-1

"(4)      Any director, executive officer, or
general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

"(5)      Any natural person whose individual net
worth, or joint net worth with that person's spouse, at the tine of his purchase exceeds
$1,000,000;

 "(6)      Any natural person who had an individual
income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

"(7)      Any trust with total assets in excess of
$5,000,000, not formed for the specific purpose of
acquiring the securities offered, whose purchase is
directed by a sophisticated person as described 'in
.... [SEC Rule] 506 (b) (2) (ii); and

"(8)     Any entity in which all of the equity
owners are accredited investors."


Following questions (a) and (b):

(a)     If the prospective purchaser is a general
partnership, limited partnership, corporation,
joint venture, trust, business trust, cooperative
association, or joint stock company, has each of
its equity owners completed a separate accredited
investor questionnaire?
Yes                           No




EXHIBIT "13'

PURE STEEL CUSTOM CYCLES, INC.
SERIES "A" CONVERTIBLE PREFERRED STOCK
SUBSCRIPTION AGREEMENT

THE SERIES "A" CONVERTIBLE PREFERRED STOCK THAT IS
THE SUBJECT OF TMS SUBSCRIPTION AGREEMENT (THE
"PREFERRED STOCK") HAS NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 19331 AS AMENDED (THE "ACT"),
OR APPLICABLE STATE SECURITIES LAWS, NOR HAS M
SECURITIES AND EXCHANGE CONMSSION OR ANY STATE
REGULATORY AUTHORITY PASSED UPON THE ACCURACY OR
ADEQUACY OF ANY DOCUMENT OR REPRESENTATIONS OF PURE
STEEL CUSTOM CYCLES, INC. (THE "COMPANY") OR
ENDORSED THE MERITS OF THIS OFFERING. ANY
REPRESENTATION TO THE CONTRARY IS A CRDIBNAL
OFFENSE. THE PREFERRED STOCK IS OFFERED PURSUANT TO
AN EXENVTION PROVIDED BY THE ACT, ARIZONA
SECURITIES LAW, AND CERTAIN RULES AND REGULATIONS
THEREUNDER- THE PREFERRED STOCK MAY NOT BE SOLD,
CONVEYED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF
AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT
AND/OR COWLLKNCE WITH THE REGISTRATION REQUIREMENTS
OF APPLICABLE STATE LAW UNLESS THE CONVANY SHALL
HAVE RECEIVED AN OPTION OF COUNSEL ACCEPTABLE TO
THE CONVANY AND ITS COUNSEL THAT SUCH REGISTRATION
IS NOT REQUIRED.

1.   SUPSCIPTION TO PURCHASE THE PREFERRED STOCK.
Subject to the terms and conditions of this
Subscription Agreement, the undersigned
(individually  and, if applicable, collectively,
the "Subscriber), hereby subscribes and agrees to
purchase shares of Preferred Stock at a price of
$10.00 per share. Subscriber hereby tenders a check
in the amount of $                  as payment
therefor.

 2. REPRESENTATIONS AND WARRANTIES. Subscriber represents and warrants as follows:

a. Subscriber is an "accredited investor" as defined in SEC Rule 501 (a) under Regulation D and has executed an Accredited Investor Questionnaire, a copy of which is attached hereto as Exhibit "A" and incorporated by this reference;

 b. Subscriber has carefully considered the investment risks associated with the purchase of the Preferred Stock and, in so considering, has had full opportunity to and in fact has, asked for and received from the Company all information about the Company, its management, properties and all aspects of its financial and business affairs and prospects that a reasonably prudent person would deem necessary to make an informed decision with respect to such investment. Subscriber further warrants that Subscriber has, to the extent appropriate, consulted with professional, legal, tax and accounting advisors on such matters relating to the purchase of the Preferred Stock and the suitability for Subscriber of such purchase;

c. Subscriber is the only party in interest purchasing the Preferred Stock and is doing so only for investment for Subscriber's own account and has no agreement, understanding or arrangement to subdivide, sell, assign, transfer, pledge or otherwise dispose of all or any part of Subscriber's interest to any other person,

d. Subscriber is knowledgeable with investments in development-stage and/or start-up companies such as the Company and has such knowledge and experience in financial and business matters that subscriber is capable of evaluating the merits and risks of an investment in the Preferred Stock-,

e. Subscriber is able to bear the economic risk of losing Subscriber's entire investment in the Preferred Stock and Subscriber understands that the Preferred Stock cannot be readily sold, and Subscriber has adequate means of providing for Subscriber's current financial needs and possible personal contingencies without having to resort to the funds contemplated to be used for the purchase of the Preferred Stock;

f     Subscriber understands that the Preferred
Stock has not been registered under either the Act or any state's securities laws, but is being offered and sold in reliance upon exemptions from such registration and that these securities have not been approved or disapproved by the Securities and Exchange Commission or any state regulatory body, nor has any such regulatory body reviewed any information about the Company, the Preferred Stock or representations, if any, of the Company.

9. Subscriber further understands that: (i) the shares of Preferred Stock cannot be sold, transferred or otherwise disposed of by Subscriber unless they are subsequently registered under the Act and applicable state laws or unless exemptions from such registrations are available at the time of the sale; (ii) Subscriber must, therefore, be able to bear the economic risk of the investment for an indefinite period; (iii) Subscriber will have no rights to require registration of the shares of Preferred Stock under federal or state securities laws, and registration is neither contemplated or likely; and (iv) it is unlikely that any trading market in the shares of Preferred
Stock will develop. Without limiting the foregoing, Subscriber agrees not to sell, pledge or otherwise transfer or dispose of any interest in or any portion of any shares of Preferred Stock except in compliance with applicable securities laws and Subscriber consents to be bound by the opinion of the Company and its counsel with respect to whether any such transfer complies with applicable securities laws. Subscriber acknowledges and agrees that the certificates evidencing the shares of Preferred Stock will include a legend reading substantially as follows:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.
THE SHARES HAVE BEEN ACQUIRED WITHOUT A VIEW TO
DISTRIBUTION AND N4AY NOT BE OFFERED, SOLD,
TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE
OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE
SHARES UNDER THE ACT AND UNDER ANY APPLICABLE
SECURITIES LAWS, OR AN OPINION OF COUNSEL
ACCEPTABLE TO THE CORPORATION THAT SUCH
REGISTRATION IS NOT REQUIRED AS TO SUCH SALE OR
OFFER. THE STOCK TRANSFER AGENT HAS BEEN ORDERED TO
EFFECTUATE TRANSFERS OF TI-HS CERTIFICATE ONLY IN
ACCORDANCE WITH THE ABOVE INSTRUCTIONS."

The Company will act as its own transfer agent with respect to the shares of Preferred Stock, and will not consent to transfer of such shares unless the transferee represents that such transferee meets certain financial and sophistication suitability standards and will make notation in its appropriate records of the presence of stop transfer instructions with respect to such shares.

4. IMDEMNIFICATION. Subscriber will indemnify and hold harmless the Company, its officers, directors, employees, nominees, and agents against any damage, claim or liability and the costs of any action or proceeding brought as the result of any untrue representation warranty or agreement made herein.
Subscriber understands that such liability could substantially exceed the price of the Preferred
Stock, particularly if the untrue representations relate to Subscribers' status as a sophisticated purchaser.

5.  PROPRIETARY INFORMATION. Subscriber
acknowledges that the Company may have and/or may
provide Subscriber, from time to time, Proprietary
Information.   Subscriber acknowledges that
Proprietary information is a valuable asset of the Company and, without limiting the scope of Subscriber's rights to review records of the Company pursuant to the Arizona Business
Corporation Act (should Subscriber be or become a shareholder of the Company), Subscriber agrees at all times during the period the Company and Subscriber maintain a debtor/creditor and or shareholder relationship and for three years thereafter, to keep in confidence and trust all Proprietary Information.

Subscriber will not directly or indirectly use
Proprietary Information. Subscriber will not directly or indirectly disclose any Proprietary
Information or anything related thereto to any person or entity, including any other security holder of the Company. "Proprietary Information" includes, whether marked "confidential" or otherwise, without limitation, all correspondence by the Company with Subscriber, documents, corporate records (including minutes and stock records), employee lists, financial statements, trade secrets, processes, data, know-how, improvements, inventions, techniques, marketing plans and strategies, and information concerning customers or vendors of the Company. Upon termination of a relationship with the Company as the holder of any security of the Company, Subscriber agrees to either destroy all Proprietary
Information, including copies thereof, in
Subscriber's possession or control and certify same to the Company, or return to the Company all Proprietary Information, including copies thereof in Subscriber's possession.

6.       MISCELLANEOUS

a. This Subscription Agreement shall be governed by and construed in accordance with Arizona State law.

b. This Subscription Agreement constitutes the entire agreement between the parties. Any amendment or modification to this Subscription Agreement must be in writing, designated as such, and signed by all parties hereto.

C. Captions to this Subscription Agreement are for convenience of reference only and shall not limit or otherwise affect the interpretation or effect of any term or provision - hereof

 d. This Subscription Agreement and the rights, powers and duties set forth herein, except as otherwise herein set forth, shall bind and inure to the heirs, executors, administrators, legal representatives, successors' and assigns of the parties hereto. Notwithstanding anything contained herein to the contrary, the rights and duties of Subscriber are not assignable.

e. Subscriber hereby acknowledges and agrees that Subscriber is not entitled to cancel, terminate or revoke this Subscription Agreement or any related agreements of Subscriber hereunder and that such subscription and agreements shall survive the death or disability of Subscriber or any assignment by Subscriber of the interest received hereby.

f.     All notices and other communications
required or permitted under this Subscription
Agreement shall be in writing and shall be deemed to have been given if delivered personally, or mailed, postage prepaid, by first class mail, or express delivery service, to the parties at the addresses set forth in this Subscription Agreement or such other address as a party may specify to the other by notice in accordance with this Section.

g.     A waiver of any provision of this
Subscription Agreement must be in writing, designated as such, and signed by the party against whom enforcement of that waiver is sought. The waiver by a party or a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent or other breach thereof
[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed
this Subscription Agreement this         day of
                , 1999.



Signature of Subscriber or
Authorized Representative


Name (Please print or type)


Signature of Additional Subscriber (if any)


Name (Please print or type)

Accepted by:


Pure Steel Custom Cycles, Inc.

By:

THE PREFERRED STOCK IS PURCHASED IN THE FOLLOWING
FORM OF OWNERSHIP: (check one)

[ ]   Individual Ownership   [ ] Community Property
[ ]   Joint Tenants              (both signatures
      (all parties must sign      required)
[ ]   Tenants in Common      [ ] Trust
      (both parties must
       sign)

Social Security No. or Federal I.D. No.

Social Security No. of Additional Subscriber

Correspondence Address:

City                 State              ZipCode

Telephone Number





SERIES "A" CONVERTIBLE PREFERRED STOCK
RIGHTS, PREFERENCES AN]--) LMTATIONS

1.   Dividends.      An annual ten percent (10%)
cumulative preferred dividend of one share of 46 common for each 10 shares of Series "A" Preferred
Stock held prior to the declaration and payment of any dividend on the Common Stock.

2.   Convertibilitv.    The Series "A" Preferred
Stock will be convertible, at the election of the holder, on a one-for-eight basis into shares of the Company's Common Stock (One Share of Preferred for
Eight shares of Common) and two warrants which entities the holder thereof to purchase two additional shares of Common Stock at a price of $2.50 per share. In the event of a public offering in which the Company raises in excess of $2,500,000 on its Common Stock, the Series "A" Preferred stock will be automatically converted into shares of Common Stock. In addition, upon demand, the Company can compel conversion upon thirty (30) day's written notice.

3.   Voting.     Each holder of Series "A"
Preferred Stock will be entitled to one vote per share 04 on all matters upon which shareholders may vote upon under Arizona law in the same manner as holders of Common Stock.

4. Redemption. The Series "A" Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions.

5.    Liquidation Preference     In the event of
any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series 'A" Preferred Stock will be entitled to be paid out of the assets of the Company available, for distribution to its shareholders, before any payment or declaration or setting apart for payment of any amount should be made in respect of the Common Stock or stock of any other class or series ranking junior as to the assets in liquidation to this Series "A" Preferred
Stock, an amount equal to the $10.00 issue price of the Series "A" Preferred Stock (as adjusted to reflect splits, combinations and reclassifications).

Thereafter, the assets shall be distributed ratably among the holders of (i) Common Stock, (ii) Series
"A" Preferred Stock, and (iii) other preferred stock not expressly made junior to the Series "A"
Preferred Stock on liquidation, all in proportion to the number of shares of Common Stock owned by each such holder in which holder would then be entitled upon conversion of such stock owned by such holder.




If upon liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its shareholders are insufficient to pay the holders of the Series "A"
Preferred Stock the full amount to which they should be entitled, the holders of the Series "A"
Preferred Stock will, with respect to any distribution of assets, be entitled to equal priority with the holders of all preferred stock, expressly made junior to the Series "A" Preferred
Stock on liquidation.

If upon liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to the shareholders should be insufficient to pay the holders of the Company's
Series "A" Preferred Stock the full amount to which they will be entitled, the holders of the Series
"A" Preferred Stock will share ratably in any distribution of assets available for the holders of Series "A" Preferred Stock and the holders of any other preferred stock that is of equal priority and liquidation with the Series "A" Preferred Stock requiring the respective amounts that would be payable in respect to the shares held by them upon such distribution of the full amounts payable on or with respect to said shares when paid in full.